SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ]  Confidential, For Use of
                                           the Commission Only (as
                                           permitted by Rule 14a-
                                           6(e)(2))

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

             Park Electrochemical Corp.
              (Name of Registrant as Specified in Its Charter)

            Park Electrochemical Corp.
      (Name of Person(s) Filing Proxy Statement, If Other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules
      14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:


(2)   Aggregate number of securities to which transactions applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


(4)   Proposed maximum aggregate value of transaction:


(5)   Total fee paid:


[ ]   Fee paid previously with preliminary materials:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:


      (2)  Form, Schedule or Registration Statement no.:


      (3)  Filing Party:


      (4)  Date Filed:


APPENDIX to electronically filed Proxy Statement dated June 1, 1998 of Park Electrochemical Corp. listing all graphic information included in such proxy statement:

1. Stock Performance Graph appearing on page 8 of proxy statement dated June 1, 1998 comparing the yearly percentage change in the cumulative total shareholder return on the Registrant's Common Stock with the cumulative total return of the New York Stock Exchange Market Index and a Media General Financial Services index for electronic components and accessories manufacturers comprised of the Company and 234 other companies for the period of the Company's five fiscal years commencing March 1, 1993 and ending March 1, 1998, assuming that $100 had been invested in the Company's Common Stock and each index on February 26, 1993 and that all dividends on the Company's Common Stock and on each stock included in each index were reinvested.

      Such graph shows that such $100 invested in the Company's Common Stock would have had a value of $224.55 on February 27, 1994, $291.82 on February 26, 1995, $549.62 on March 3, 1996,
      $419.44 on March 2, 1997 and $559.39 on March 1, 1998, that such $100 invested in the Media General Financial Services index would have had a value of $137.22, $162.45, $223.87, $353.58 and $424.64, respectively, on such dates and that such $100 invested in the New York Stock Exchange Market Index would have had a value of $112.96, $114.69, $151.75, $185.85 and $246.61, respectively, on such dates.




































                    PARK ELECTROCHEMICAL CORP.
                          5 Dakota Drive
                   Lake Success, New York 11042
                          _______________

             Notice of Annual Meeting of Shareholders
                           July 15, 1998
                          _______________




      The Annual Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the "Company") will be held at The Chase Manhattan Bank, One Chase Manhattan Plaza, New York, New York on July 15, 1998, at 10:00 o'clock A.M., New York time, for the purpose of considering and acting upon the following:

      1. The election of six (6) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

      2.  The approval of amendments to the 1992 Stock
          Option Plan to increase the aggregate number of shares of Common Stock of the Company authorized for issuance under such Plan by 300,000 shares and to authorize the grant of stock options under such Plan to directors of the Company who are not employees of the Company.

      3. The transaction of such other business as may properly come before the meeting.

      Only holders of record of Common Stock at the close of business on May 26, 1998 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.


                                 By Order of the Board of Directors,





                                          Jerry Shore
                                     Chairman of the Board



Dated:  June 1, 1998






ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE
MEETING.  IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE
AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT
PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                   PARK ELECTROCHEMICAL CORP.
                         5 Dakota Drive
                  Lake Success, New York 11042
                       __________________

                  P R O X Y  S T A T E M E N T
                 Annual Meeting of Shareholders
                          July 15, 1998
                       __________________


      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Park Electrochemical Corp. (the "Company") of proxies with respect to the Annual Meeting of Shareholders of the Company to be held on July 15, 1998, and any adjournment or postponement thereof (the "Meeting"). Any shareholder giving such a proxy (the form for which is enclosed with this Proxy Statement) has the power to revoke the same at any time before it is voted by (i) delivering written notice of such revocation bearing a later date than the proxy to the Secretary of the Company, (ii) submitting a later-dated proxy, or (iii) attending the Meeting and voting in person.

      This Proxy Statement and the accompanying form of proxy are first being mailed on or about June 1, 1998 to all shareholders of record as of the close of business on May 26, 1998.

                               VOTING SECURITIES

      At May 26, 1998, the outstanding voting securities of the Company consisted of 11,399,808 shares of Common Stock, $.10 par value, of the Company (the "Common Stock"), each share of which, held of record at the close of business on May 26, 1998, is entitled to one vote. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes, if any, will be included for purposes of determining a quorum. With respect to the election of directors, abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote. With respect to the proposed amendments to the 1992 Stock Option Plan, abstentions and broker non-votes, if any, will have the effect of negative votes on such amendments. At May 26, 1998, all executive officers and directors of the Company as a group beneficially owned an aggregate of 1,547,519 shares of Common
Stock (including options to purchase an aggregate of 237,500 shares), constituting approximately 13.3% of the outstanding shares of Common Stock (giving effect to the exercise of such options).

      The following table sets forth information at May 26, 1998 with respect to each person (including any "group" of persons as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Company to be the beneficial owner of more than 5% of the Common Stock:

                                                       Amount and
                                                       Nature of       Percent
     Title                Name and Address             Beneficial        of
   of Class              of Beneficial Owner           Ownership        Class

Common Stock............Jerry Shore                  1,223,195 (1)      10.7%
                        5 Dakota Drive
                        Lake Success, NY 11042

   _____________________

(1) Includes 60,000 shares of Common Stock which Jerry Shore may acquire pursuant to options, 112,410 shares owned by a member of Jerry Shore's family, of which he disclaims beneficial ownership, and 35,753 shares owned by a foundation, of which he disclaims beneficial ownership.

      For information with respect to the beneficial ownership of shares of Common Stock by each director and each nominee for director of the Company, see "Election of Directors" below.

                           ELECTION OF DIRECTORS

      The Board to be elected at the Meeting consists of six members. Proxies will be voted in accordance with their terms and, in the absence of contrary instructions, for the election as directors of the nominees whose names appear in the following table, to serve for the ensuing year and until their successors are elected and qualified. Should any of the nominees not remain a candidate at the time of the Meeting (a situation which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees. The six nominees who receive a plurality of the votes cast at the Meeting in person or by proxy shall be elected. Each of the nominees, other than Mr. Ain, is presently a member of the Board.

                  Principal Occupation;                      Shares of Common
                  Positions and Offices                     Stock Beneficially
                    with the Company;            Director  Owned at May 26, 1998
      Name        Other Directorships        Age  Since   Number Percent of Class
Mark S. Ain.......Chief Executive Officer     55   New       -0-            -
                  and Chairman of the
                  Board of Kronos Incorpor-
                  ated, a manufacturer of
                  computerized systems for
                  time and labor management,
                  Waltham, Massachusetts; and
                  a director of KVH
                  Industries, Inc.

Anthony Chiesa... Former Vice President       77   1954     75,000          *
                  of the Company

Lloyd Frank...... Partner, Parker Chapin      72   1985      4,000(1)       *
                  Flattau & Klimpl, LLP,
                  New York City; and
                  director of Metro-Tel
                  Corp.

Brian E. Shore... President and Chief         46   1983    123,824(2)      1.1%
                  Executive Officer of
                  the Company

Jerry Shore...... Chairman of the Board       72   1954  1,223,195(3)     10.7%
                  of the Company

E. Phillip Smoot. Executive Vice President    60   1988    121,500(4)      1.1%
                   of the Company
_________________

*     Less than 1%.

(1) Includes 2,000 shares owned by a member of Lloyd Frank's family, of which he disclaims beneficial ownership.

(2)   Includes 91,250 shares which Brian Shore may acquire pursuant to options.

(3) See note 1 to the table under "Voting Securities" for information with respect to these shares.

(4) Includes 86,250 shares which E. Phillip Smoot may acquire pursuant to options.

      Each of the persons named in the above table has had the principal occupation set forth opposite his name for at least the past five years, except for (i) Jerry Shore who was President of the Company for more than five years until March 4, 1996 and Chief Executive officer of the Company for more than five years until November 19, 1996, and (ii) Brian E. Shore, who was elected Chief Executive Officer of the Company effective November 19, 1996, President of the Company effective March 4, 1996, an Executive Vice President of the Company in May 1994 and a Vice President of the Company in January 1993 and served as the Company's General Counsel for more than five years prior to May 1994. Parker Chapin Flattau & Klimpl, LLP, a law firm of which Lloyd Frank is a partner, was retained to provide counsel to the Company during its last fiscal year and the Company has retained this firm during its current fiscal year.

      There are no family relationships among any of the persons named in the above table or among any of such persons and any of the other executive officers of the Company, except that Jerry Shore is the father of Brian E. Shore.

      The Company's Audit Committee currently consists of Anthony Chiesa and Lloyd Frank. Norman Schneider served as a member of the Audit Committee until he retired as a director on March 1, 1998. The Audit Committee's functions are to review the Company's financial statements with the Company's independent auditors, recommend to the Board the appointment of the independent auditors, review the performance and scope of services to be provided by the independent auditors and review the adequacy of internal auditing and accounting procedures and controls. The Company has a Compensation Committee and a Stock Option Committee, each consisting of Anthony Chiesa, Lloyd Frank and Jerry Shore. Their functions are described herein under "Executive Compensation--Compensation Report". The Company does not have a nominating committee.

      During the Company's last fiscal year, the Board of Directors met seven times and authorized action by unanimous written consent on five occasions, the Audit Committee met once, the Compensation Committee met once, and the Stock Option Committee authorized action by unanimous written consent on four occasions. Each of the directors attended at least 75% of the meetings held by the Board and each committee thereof of which he was a member during the Company's last fiscal year.

      Each director who is not an employee of the Company or any of its subsidiaries receives a fee of $10,000 per annum for his services as a director and is reimbursed for travel expenses incurred in attending meetings of the Board of Directors of the Company.





















                        EXECUTIVE COMPENSATION

Summary Compensation

      The following table shows the compensation for each of the three most recent fiscal years for the Company's Chief Executive Officer and the three executive officers (two of whom were no longer serving as executive officers at the end of the most recent fiscal year) whose salary and bonus for the most recent fiscal year exceeded $100,000.

INSERT COMPENSATION TABLE






















































                                                                                   Long-Term
                                                                                Compensation
                                                  Annual Compensation               Awards
    Name and                                                                       Securities     All Other
    Principal                     Year                            Other Annual     Underlying    Compensation
    Position                      (1)       Salary       Bonus    Compensation  Options/SARs(#)      (2)
Brian E. Shore(3)                 1998     $315,000    $200,000        -0-           75,000         $13,600
 President and Chief              1997      300,000     150,000        -0-           25,000          10,500
 Executive Officer                1996      230,281     180,000        -0-           20,000          15,000

E. Phillip Smoot(4)               1998      338,000     275,000        -0-           15,000          52,105
 Executive Vice President         1997      325,131     200,000        -0-           25,000          36,759
                                  1996      299,297     225,000        -0-           40,000          52,430

Alan M. Aronovitz(5)              1998      102,981        -0-         -0-           40,000          16,875
 Senior Vice President and
 Chief Financial Officer

Susan J. Denenholz(6)             1998      112,576        -0-         -0-             -0-             -0-
 Vice President-Planning          1997       45,000      20,000        -0-           10,000            -0-
 and Analysis


_________________




















(1) Information is provided for the Company's fiscal years ended March 1, 1998, March 2, 1997 and March 3, 1996 (53 weeks), respectively.

(2) Includes the amounts of Company contributions to the Profit Sharing Plan which were accrued for the accounts of Messrs. Shore and Smoot for the fiscal years shown. These amounts vest in accordance with a graduated scale based on years of service of the employee with the Company. The amounts shown for Mr. Smoot for 1998, 1997 and 1996 also include $38,505, $26,259 and $37,430, respectively, credited by the Company to a separate account maintained by the Company in accordance with Mr. Smoot's employment agreement. These amounts are determined as the amounts the Company would have contributed to the Profit Sharing Plan for Mr. Smoot for such years but for the limitations imposed by the Internal Revenue Code of 1986, as amended. The amount shown for Mr. Aronovitz for 1998 consists of the severance amounts paid to him during 1998, as described in note 5 below.

(3) Mr. Shore was Executive Vice President of the Company from May 1994 to March 4, 1996. He was elected President of the Company effective March 4, 1996 and Chief Executive Officer of the Company on November 19, 1996.

(4) Mr. Smoot is employed as Executive Vice President of the Company and President and Chief Executive Officer of Nelco International Corporation, a subsidiary of the Company, pursuant to an employment agreement entered into in March 1996 for a term of employment ending on February 28, 1999, provided, however, that Mr. Smoot's employment will continue for at least two years subsequent to a "Change in Control" of the Company, as defined in the agreement. The agreement provides for a base salary of $325,000 per annum, commencing March 1, 1996 (subject to annual review by the Board). If, after a "Change in Control" of the Company, the Company terminates Mr. Smoot's employment other than for "Cause" (as defined in the agreement) or his disability or if Mr. Smoot terminates his employment for "Good Reason" (as defined in the agreement), the Company will pay him an amount equal to three times the sum of his salary and the annual bonus awarded to him in respect of the fiscal year immediately prior to the fiscal year in which occurs the "Change in Control" or the date of termination of his employment, whichever resulting bonus is greater, and will maintain for the continued benefit of Mr. Smoot and his dependents for three years all employee welfare benefit plans and programs in which he was entitled to participate prior to the termination of his employment.
      In addition, the employment agreement requires the Company to pay all legal expenses incurred by Mr. Smoot following a "Change in Control" of the Company in connection with the resolution of disputes under the agreement.

(5) Mr. Aronovitz was employed by, and served as Senior Vice President and Chief Financial Officer of, the Company from August 26, 1997 until February 9, 1998. The salary shown for Mr. Aronovitz is for only the portion of the fiscal year during which he was employed by the Company. In connection with the termination of his employment, the Company agreed to pay Mr. Aronovitz an amount equal to 75% of his annual compensation, payable over nine months, and to provide him with life, health and disability insurance benefits during such nine months. Mr. Aronovitz owns no shares of Common Stock.

(6) Ms. Denenholz was employed by, and served as Vice President-Planning and Analysis of, the Company from December 2, 1996 until September 25, 1997. The salary shown for Ms. Denenholz is for only the portions of the fiscal years during which she was employed by the Company. Ms. Denenholz owns no shares of Common Stock.

Stock Options

      The Company's 1992 Stock Option Plan (the "Plan") provides for the grant to key employees of the Company of both options which qualify as incentive stock options under the Internal Revenue Code of 1986 and non-qualified stock options. The Plan is administered by the Stock Option Committee. The following table sets forth certain information for the Company's last fiscal year with respect to options to purchase shares of Common Stock granted pursuant to the Plan:

Insert Option/SAR Grants Table





















































                                      Option/SAR Grants in Last Fiscal Year


                      Number of                                               Potential Realizable Value
                     Securities    % of Total                                         at Assumed
                     Underlying   Options/SARs   Exercise                     Annual Rates of Stock Price
                    Options/SARs   Granted to     or Base                       Appreciation for Option
                     Granted (#)  Employees in     Price                                Term (2)
    Name                 (1)      Fiscal Year     ($/sh.)   Expiration Date    0% ($)   5% ($)   10% ($)
Brian E. Shore        75,000         35.4%       $23.75       May 22, 2007      $-0- $1,120,219 $2,838,854

E. Phillip Smoot      15,000          7.1%        23.75       May 22, 2007      -0-     224,044    567,771

Alan M. Aronovitz(3)  40,000         18.9%        28.00       October 3, 2007     -        -          -


_____________________


























(1) Options become exercisable 25% one year from the date of grant with an additional 25% exercisable each succeeding year. The Company has not granted stock appreciation rights.

(2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options at the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the life of the options. This schedule does not take into account provisions of the options providing for termination of the option following termination of employment, nontransferability or vesting over periods of four years. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The column indicating 0% appreciation is included to reflect the fact that a zero percent gain in stock price will result in zero dollars for the optionee. No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately.

 (3) The options granted to Mr. Aronovitz were not exercisable at the time of termination of his employment and, therefore, were cancelled.


Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

      The following table provides information regarding the pre-tax value realized from the exercise of stock options during the Company's last fiscal year and the value of unexercised options held by the named individuals as of the end of such fiscal year.

Insert Aggregated Options Table





























                                                        Number of Securities         Value of Unexercised
                          Shares Acquired    Value      Underlying Unexercised     In-the-Money Options/SARs
                          On Exercise (#)   Realized  Options/SARs at FY-End (#)       at FY-End ($) (3)
    Name                        (1)           (2)     Exercisable  Unexercisable  Exercisable  Unexercisable
Brian E. Shore                 -0-            $-0-        56,250      108,750      $1,110,875    $1,001,875

E. Phillip Smoot               -0-             -0-        61,250       58,750       1,103,125       637,500






































(1)   The Company has not granted stock appreciation rights.

(2) Value realized equals market value of the underlying shares on the date of exercise, less the exercise price, times the number of shares acquired, without deducting any taxes paid by the employee.

(3) Value of unexercised options equals market value of the shares underlying "in-the-money" options at March 1, 1998 ($32.125), less exercise price, times the number of options outstanding.

Employment and Consulting Agreements

Jerry Shore, Chairman of the Board, was President of the Company until March 4, 1996 and Chief Executive Officer of the Company until November 19, 1996. In accordance with the provisions of an amended and restated employment agreement between Jerry Shore and the Company, as amended, Jerry Shore is serving as Chairman of the Board, and effective as of March 3, 1997, the first day of the Company's last fiscal year, he retired from full-time employment with the Company and commenced serving as a consultant for a term of five years. In accordance with the employment agreement, he is being paid an annual consulting fee equal to 60% of his base salary in effect under the agreement at the time of his retirement, subject to an indexed cost of living increase. During the 1998 fiscal year, the Company paid him a consulting fee of $223,312. In October 1997, in connection with the Company's agreement to participate in a split dollar life insurance agreement for Jerry Shore's benefit as discussed below, Jerry Shore agreed to extend his consulting term for an additional year and agreed not to compete with the Company during the consulting term.

In October 1997, the Company entered into a split-dollar life insurance agreement with a trust established by Jerry Shore for the benefit of his descendants, of which Jerry Shore's children, including Brian E. Shore, are the trustees. Pursuant to this agreement, the Company pays to Jerry Shore an amount equal to the portion of the annual premiums on two life insurance policies held in the trust that represents the "economic benefit" to Jerry Shore calculated in accordance with United States Treasury Department rules then in effect ($13,686 in the 1998 fiscal year), and the Company pays the balance of the annual premiums on the policies to the insurers ($115,166 in the 1998 fiscal year). Both policies are joint life policies payable on the death of the survivor of Jerry Shore and his spouse, with an aggregate face value of $5 million. The aggregate amount of the premiums on the policies paid by the Company constitutes indebtedness from the trust to the Company and is secured by collateral assignments of the policies. Upon the termination of the split-dollar life insurance agreement, whether by the death of the survivor of the insureds or the earlier termination of the agreement, the Company is entitled to be repaid by the trust the amount of such indebtedness.

Compensation Report

      Compensation of the Company's executive officers is composed of salary, annual cash bonuses, stock options and the Company's Profit Sharing Plan. The Board has a Compensation Committee which considers and takes any necessary action regarding the compensation of the Company's Chief Executive Officer, other than the grant of stock options or compensation pursuant to plans administered by the Board. Brian E. Shore, President and Chief Executive Officer of the Company, determines the annual salary and cash bonus for each executive officer other than himself. The Board also has a Stock Option Committee which administers the Company's Stock Option Plans, including decisions as to the number of options to grant to each executive officer. The amount of discretionary contributions to the Profit Sharing Plan for each fiscal year is determined by the Board of Directors.

      Salaries of executive officers are determined based on the significance of the position to the Company, individual experience and expertise, individual performance and information gathered informally as to compensation levels of comparable companies in the same geographic location as the Company. Brian E. Shore reviews the salary of each key employee, including executive officers, annually and makes adjustments as appropriate.

      Decisions as to the award of annual cash bonuses to executive officers with respect to each fiscal year are made after the close of the fiscal year. The amount awarded to each executive officer is based on the Company's overall performance, individual performance, base salary level, bonuses paid in prior years and overall equity and fairness.

      The Company typically grants stock options under the Company's Stock Option Plans once each year. The Stock Option Committee bases its decisions on individual performance, base salary and bonus levels, recommendations from senior management and overall equity and fairness.

      The Board decides annually the amount of the Company's contribution to the Profit Sharing Plan. The amount of such contribution is discretionary, but may not exceed 15% of the total remuneration paid to eligible employees or such other amount as is allowed under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to this limit, the Board determines the amount to be contributed for each year based on the Company's overall performance, the amount contributed in prior years and the amounts of prior contributions recently forfeited by eligible employees due to termination of employment prior to vesting. The Profit Sharing Plan is a broad-based plan in which numerous employees as well as executive officers are eligible to participate. Once the Company contribution is made, amounts are allocated to eligible employees in accordance with a formula based on their remuneration.

      The Board, the Compensation Committee, the Stock Option Committee and Brian E. Shore use no set formulas in making their determinations and may afford different weight to different factors for each executive officer. Such weighting may vary from year to year.

      The Board and the Compensation Committee have reviewed the impact of
Section 162(m) of the Code which, beginning in the Company's 1995 fiscal year, limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer and the other executive officers named in the table set forth under "Executive Compensation--Summary Compensation" elsewhere herein. It is the Company's policy to attempt to design its executive compensation plans and arrangements to be treated as tax deductible compensation wherever, in the judgment of the Board or the Compensation Committee, as the case may be, to do so would be consistent with the objectives of that compensation plan or arrangement. Accordingly, the Board and the Compensation Committee from time to time may consider whether changes in the Company's compensation plans and arrangements, particularly the 1992 Stock Option Plan, may be appropriate to continue to fulfill the requirements for treatment as tax deductible compensation under the Code.

      The Board of Directors        Compensation Committee and
                                    Stock Option Committee

      Anthony Chiesa                Anthony Chiesa
      Lloyd Frank                   Lloyd Frank
      Brian E. Shore                Jerry Shore
      Jerry Shore
      E. Phillip Smoot






Compensation Committee Interlocks and Insider Participation

      Anthony Chiesa, a member of the Compensation and Stock Option Committees, is a former Vice President of the Company who retired in 1977. Lloyd Frank, also a member of such Committees, is a partner of the law firm Parker Chapin Flattau & Klimpl, LLP, which firm was retained to provide counsel to the Company during its last fiscal year and which the Company has retained during its current fiscal year. Jerry Shore, the third member of such Committees, was President of the Company until March 4, 1996 and Chief Executive Officer of the Company until November 19, 1996. Brian E. Shore and E. Phillip Smoot, directors of the Company who are also executive officers of the Company, participated in deliberations of the Board relating to the amount of the Company's contribution to the Profit Sharing Plan during the Company's last fiscal year, and Brian E. Shore determines the annual salary and cash bonus for each executive officer of the Company, other than himself.

                          STOCK PERFORMANCE GRAPH

      The graph set forth below compares the annual cumulative total return for the Company's five fiscal years ended March 1, 1998 among the Company, the New York Stock Exchange Market Index (the "NYSE Index") and a Media General Financial Services index for electronic components and accessories manufacturers (the "Group Index") comprised of the Company and 234 other companies. The companies in the Group Index are classified in the same three-digit industry group in the Standard Industrial Classification Code system and are described as companies primarily engaged in the manufacture of electronic components and accessories. The returns of each company in the Group Index have been weighted according to the company's stock market capitalization. The graph has been prepared based on an assumed investment of $100 on February 26, 1993 and the reinvestment of dividends (where applicable).

[Graph to come]

















                        1993     1994     1995     1996     1997     1998
Park Electrochemical  $100.00  $224.55  $291.82  $549.62  $419.44  $559.39

Group Index            100.00   137.22   162.45   223.87   353.58   424.64

NYSE Index             100.00   112.96   114.69   151.75   185.85   246.61







           APPROVAL OF AMENDMENTS TO THE 1992 STOCK OPTION PLAN

      At the Meeting, the shareholders will be asked to approve amendments to increase the number of shares available under the 1992 Stock Option Plan and to authorize the grant of stock options under such Plan to directors of the Company who are not employees of the Company (the "Amendments"). The Board of Directors of the Company adopted the proposed Amendments, subject to shareholder approval, on May 12, 1998.

      The Board of Directors is of the opinion that the 1992 Stock Option Plan, and its predecessor plans, the 1974 Stock Option Plan and the 1982 Stock Option Plan, have been of significant importance and benefit to the Company and its shareholders in enabling the Company to attract and retain officers and other key employees and in increasing their commitment to the Company's continued success and better aligning their economic interests with the Company and its shareholders. The Board of Directors is also of the opinion that the 1992 Stock Option Plan can be of similar importance and benefit in enabling the Company to attract and retain non-employee directors. In the view of the Board of Directors, the proposed Amendments will enable the Company to continue to realize the benefits of stock options.

      A summary of the proposed Amendments is set forth below, followed by a description of the terms of the 1992 Stock Option Plan, as amended.

Amendments

      Shares Subject to the 1992 Stock Option Plan. The Amendments increase the number of shares of the Company's Common Stock with respect to which options may be granted under the 1992 Stock Option Plan by 300,000 shares. At June 1, 1998, there were approximately 290,000 shares remaining for grant as stock options under the 1992 Stock Option Plan, which may not be sufficient for the Company's grants of stock options during the next twelve months if the Company follows its recent historical stock option grant patterns and if the Company desires to grant stock options to attract key senior employees during the next twelve months. The Amendments increase the total number of shares with respect to which stock options may be granted under the 1992 Stock Option Plan from 1,150,000 to 1,450,000, subject to adjustment (together with the exercise price of options) to reflect any change in the Company's outstanding shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations or other similar events affecting the number or kind of outstanding shares.

      Grant of Stock Options to Non-Employee Directors. The Amendments authorize the Stock Option Committee to grant stock options under such Plan to directors of the Company who are not employees of the Company on the same terms and conditions as the Committee may grant options to key employees, including officers and directors who are employees, of the Company and its subsidiaries.

Summary of Plan

      The following summary of the material features of the Plan does not purport to be complete and is qualified in its entirety by the terms of the 1992 Stock Option Plan (the "Plan").

      The Plan is administered by the Stock Option Committee (the "Committee"), which consists of three members appointed by the Board of Directors. At present, the Committee consists of Messrs. Lloyd Frank, Anthony Chiesa and Jerry Shore. The Committee has authority to determine the individuals to receive options, the number of shares subject to each option, whether options shall be incentive stock options or non-qualified stock options and other pertinent terms and provisions of the options and to determine other matters relating to the Plan.




      Options granted under the Plan will be subject to, among other things, the following terms and conditions:

          (i) The option price per share will be determined by the Committee but will not be less than 100% of the fair market value of the Common Stock on the date the options are granted. The option price will be payable in full upon exercise in cash, shares of Common Stock or any combination thereof. The Committee may, in its discretion, include a provision in a particular option to allow the holder to surrender such option in whole or in part in lieu of the exercise of such option if the fair market value of the shares of Common Stock subject to such option exceeds the option price and to receive a payment in cash, shares of Common Stock or a combination of cash and shares of Common Stock equal to the amount by which such fair market value exceeds the option price.


          (ii) Options may be granted for terms up to but not exceeding ten years, in the case of incentive stock options, and ten years and one month, in the case of non-qualified stock options.

          (iii) Incentive stock options may not be granted under the Plan to any employee or director who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary or of a parent of the Company unless the option price is at least 110% of the fair market value of the Common Stock on the date the option is granted and the term of the option does not exceed five years from the date of grant.

          (iv) In addition, the aggregate fair market value of the shares of Common Stock as to which incentive stock options may be granted under the Plan (and any other incentive stock options satisfying the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), granted under any other plan of the Company and its subsidiaries and any parent of the Company) which options are exercisable for the first time by any particular optionee during any calendar year shall not exceed $100,000.

          (v) An option may not be transferred other than by will or by the laws of descent and distribution, and an option may be exercised during the holder's lifetime only by the holder.

          (vi) If an optionee's employment or service as a director is terminated for any reason other than disability or death, unless otherwise provided in connection with the grant of a particular option, the option may be exercised only within three months after such termination (but not after the date the option would otherwise expire) to the extent shares were purchasable at the date of termination; provided that if the optionee's employment or service as a director is terminated for cause or without the consent of the Company, the option shall (to the extent not previously exercised) terminate immediately.

          (vii) If an optionee's employment or service as a director is terminated by reason of disability, unless otherwise provided in connection with the grant of a particular option, the option may be exercised, to the extent that the optionee was entitled to do so at the termination of his employment or service as a director, at any time within one year after such termination (but not after the date the option would otherwise expire).

          (viii) In the case of the death of an optionee while employed or while serving as a director or within three months after termination of his employment or service as a director (unless such termination was for cause or without the consent of the Company), unless otherwise provided in connection with the grant of a particular option, the option may be exercised by the optionee's executor, administrator or other persons entitled by law to his rights under the option, to the extent the optionee was entitled to do so at the date of his death, at any time within six months after the date of such death (but not after the date the option would otherwise expire).

          (ix) In connection with the termination of employment or service as a director of any particular optionee, as described in paragraph (vi) or (vii) above and in connection with the death of any particular optionee as described in paragraph (viii) above, the Committee may, in its discretion, permit a longer period for exercise of an option than that referred to in paragraph (vi), (vii) or (viii) above, as the case may be, or permit such option to be exercisable in whole or in part with respect to shares of Common Stock as to which such option was not otherwise exercisable at the time of such termination, disability or death, as the case may be. Any such action of the Committee with respect to incentive stock options is subject to the limitations provided by the Code.

    The Board shall make appropriate adjustments in the number of shares and option price of shares subject to outstanding options and in the number of shares available for option under the Plan in the event of any change in the Common Stock by reason of any stock dividend, recapitalization, merger, consolidation, split-up, subdivision, combination or exchange of shares or the like.

    If certain transactions occur, then the holders of outstanding options shall become entitled to receive a cash payment equal to the number of shares of Common Stock subject to the option multiplied by the amount by which the applicable transaction price for shares of Common Stock exceeds the option price, upon surrender of the options and cancellation of the options by the Company. The transactions in which holders may become entitled to such payment include (1) certain mergers and consolidations, (2) a sale of all or substantially all of the Company's assets, (3) dissolution of the Company, (4) a third person becomes the beneficial owner of 30% or more of the Company's voting stock or (5) individuals who constitute the members of the Company's Board of Directors as of the date the Plan was adopted by the Board (the "Incumbent Board") cease to constitute a majority of the Board, provided that persons whose election or nomination for election by the shareholders is approved by a vote of at least 80% of the Incumbent Board are considered to be members of the Incumbent Board, in each case if such transaction is not approved by a majority of the Board in actions taken prior to, and with respect to, such transaction. The applicable transaction price for shares of Common Stock is (1) the per share price offered to shareholders of the Company in any merger, consolidation, sale of assets or dissolution, (2) the price offered for shares of Common Stock in any tender offer which results in a change in beneficial ownership as described above, or (3) the fair market value of the shares of Common Stock as determined by the Committee in the case of other changes in beneficial ownership or a change in the Incumbent Board as described above. Holders of options will be entitled to such cash payment whether or not such options are exercisable at the time any such transaction occurs. In addition, in connection with a merger, consolidation, sale of all or substantially all of the Company's assets and certain other transactions in which the outstanding options are not assumed or new options are not substituted under the terms of such transaction, the Company may unilaterally cancel the outstanding options and pay the holders an amount equal to the same net consideration the holders would have received if such holders had exercised such options and sold the shares of Common Stock on the effective date of such transaction.

    Upon the expiration or termination of unexercised options, shares of Common Stock subject thereto will again be available for grant under the Plan. No options may be granted under the Plan after March 24, 2002.
Options outstanding on such date shall, however, in all respects continue subject to the Plan. The Board may terminate the Plan at any time with respect to any shares of Common Stock not at the time subject to option and may amend or modify the Plan, provided, however, that without the approval of shareholders no amendment or modification may be made which would (1) increase the maximum number of shares available for option (except for anti-dilution adjustments described above), or (2) change the eligibility requirements for individuals entitled to receive options under the Plan.

United States Federal Income Tax Consequences

    The following is a summary of the United States federal income tax consequences under current tax law (without regard to any proposed changes, which may be retroactive in effect) with respect to incentive stock options and non-qualified stock options granted to U.S. employees and directors.
For this purpose, it is assumed that the shares acquired pursuant to the exercise of any option are held by the optionee as a capital asset. Certain other rules not discussed here apply to the use of previously acquired shares of Common Stock in payment of the option exercise price.

  Incentive Stock Options

    In general, no taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option. The optionee's tax basis in the shares received on the exercise of such an option will be equal to the option price paid by the optionee for such shares.

    If the shares received upon the exercise of any incentive stock option are held for more than one year after the date of transfer of such shares to the optionee and more than two years from the date of grant of the option, any gain or loss recognized by the optionee on the subsequent sale of the stock will be a long-term capital gain or loss, as the case may be.

    If the shares received upon the exercise of an incentive stock option are disposed of prior to the end of such holding periods, an amount equal to the excess (if any) of (a) the lower of the disposition price or the fair market value of such shares on the date of exercise of the incentive stock option, over (b) the optionee's tax basis in such shares will be treated as ordinary income, and any further gain will be a short-term or long-term capital gain depending upon the period the shares were held. Any loss on the disposition of such shares will be a short-term or long-term capital loss depending upon the period the shares were held.

    The Company will not receive any tax deduction on the grant or exercise of an incentive stock option. However, the Company will be entitled to a tax deduction in the amount of any ordinary income recognized by an optionee.

  Non-Qualified Options

    No taxable income will be recognized by an optionee upon the grant of a non-qualified stock option. Upon the exercise of the option, the excess of the fair market value of the shares at the time of such exercise over the exercise price will be treated as compensation. Any amounts treated as compensation (i) will be taxable as ordinary income to the optionee and (ii) generally will be allowed as an income tax deduction to the Company. The optionee's tax basis for shares acquired upon exercise of the option will be increased by any amounts so treated as compensation.

    Any gain or loss realized by an optionee on the subsequent sale of shares acquired upon the exercise of a non-qualified stock option will be short-term or long-term capital gain or loss depending on the period the shares were held.

  Cancellation or Surrender

    Consideration received by an optionee upon the surrender to, or cancellation by, the Company of either an incentive or non-qualified stock option will be taxable as ordinary income to the optionee and generally allowed as an income tax deduction to the Company.
  Alternative Minimum Tax

    In addition to the federal income tax consequences described above, an optionee may also be subject to the federal alternative minimum tax. In general, upon the exercise of any incentive stock option an amount equal to the excess of the fair market value of the shares acquired on the exercise date over the exercise price will be treated as an item of adjustment for purposes of the alternative minimum tax. If, however, the shares are disposed of in the same taxable year in which the exercise occurs, the maximum amount that will be treated as an item of adjustment will be an amount equal to the excess of the amount received upon such disposition over the exercise price.

New Plan Benefits

    Options under the 1992 Stock Option Plan will be granted at the sole discretion of the Committee and performance criteria, if any, may vary from year to year and from participant to participant. Therefore, benefits under the 1992 Stock Option Plan are not determinable. Compensation paid and other benefits granted to directors and executive officers of the Company for the 1998 fiscal year are set forth elsewhere herein. See "Election of Directors" and "Executive Compensation" elsewhere herein.

Vote Required

    In accordance with the terms of the 1992 Stock Option Plan, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to approve the Amendments.

    The Board of Directors recommends that shareholders vote FOR the approval of the Amendments to the 1992 Stock Option Plan. Proxies will be voted in accordance with their terms and, in the absence of contrary instructions, for the approval of the Amendments.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10 percent shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, or written representation that no Form 5 reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the 1998 fiscal year, except that: one annual report, covering two exempt transactions, was filed late by Brian E. Shore, a director and officer of the Company; and one annual report, covering one exempt transaction, was filed late by E. Phillip Smoot, a director and officer of the Company.

                           SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at the Company's principal executive offices for inclusion in the Proxy Statement and form of Proxy relating to that meeting by February 1, 1999.

OTHER MATTERS

      The Board of the Company has selected Ernst & Young LLP, the Company's auditors for the past fiscal year, as the auditors of the Company for the current fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. He will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

      The Company will bear the expense of proxy solicitation. Directors, officers and employees of the Company and its subsidiaries may solicit proxies by mail, telephone, telegraph, facsimile or in person (but will receive no additional compensation for such solicitation). The Company also has retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies in the same manner at an anticipated fee of approximately $5,000, plus reimbursement of certain out-of-pocket expenses. In addition, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies, and if they in turn so request, the Company will reimburse such brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding such material.

      The Board does not know of any other matters to be brought before the meeting. If any other matters not mentioned in the Proxy Statement are properly brought before the meeting, including matters incident to the conduct of the meeting or relating to the adjournment thereof, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

      The Annual Report, including financial statements, of the Company for the fiscal year ended March 1, 1998 is enclosed herewith but is not a part of the proxy soliciting material.

                                    By Order of the Board of Directors,


                                               Jerry Shore
                                          Chairman of the Board

Dated:  June 1, 1998

                        Appendix to Proxy Statement


      The Park Electrochemical Corp. 1992 Stock Option Plan, as amended, is being filed as an Appendix to the Proxy Statement dated June 1, 1998 for the annual meeting of Shareholders of Park Electrochemical Corp. to be held on July 15, 1998, pursuant to Instruction 3 to Item 10 of Schedule 14A under the Securities Exchange Act of 1934.



























































                        PARK ELECTROCHEMICAL CORP.
                    1992 STOCK OPTION PLAN, AS AMENDED

      1. Purpose of the Plan. This Plan (herein called the "Plan") is designed to provide an incentive to key employees, including officers, and directors of PARK ELECTROCHEMICAL CORP., a New York corporation (the "Company"), and its subsidiaries, and to offer an additional inducement in obtaining the services of key personnel and directors. The Plan provides for the grant of (i) incentive stock options ("Incentive Stock Options"), as contemplated by Section 422 of the Internal Revenue Code of 1986, as now in effect or later amended (the "Code"), which options shall be subject to the tax treatment described in Section 421 of the Code, and (ii) non-qualified stock options ("Non-Qualified Stock Options").

      2. Stock Subject to the Plan. Options may be granted under the Plan to purchase in the aggregate not more than 1,450,000 shares of Common Stock, par value $.10 per share, of the Company ("Common Stock"), which shares may, in the discretion of the Board of Directors, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 7, any shares subject to an option which for any reason expires or is terminated unexercised as to such shares shall again become available for option under the Plan.

      3. Administration of the Plan. The Plan shall be administered by a Stock Option Committee (the "Committee") consisting of three persons. The Committee shall be appointed by, and shall serve at the pleasure of, the Board of Directors. A majority of the members shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by a majority of the members without a meeting, shall be the acts of the Committee. The members of the Committee shall be "disinterested" to the extent required in order for options granted under the Plan to benefit from the exemption pursuant to Rule 16b-3 (or any successor exemption) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to determine the individuals to receive options, the times when they shall receive them, the number of shares to be subject to each option (except that no grants of options may be made "in tandem", i.e., where an exercise of one option, in whole or in part, automatically results in the lapse of termination of another option, in whole or in part), whether and to what extent options shall be designated Incentive Stock Options or Non-Qualified Stock Options, the amount of any required federal income tax or other withholding amount, the term of each option, the date each option shall become exercisable, whether an option shall be exercisable in whole, in part or in installments, and if in installments, the number of shares subject to each installment, the date each installment shall become exercisable and the term of each installment, to accelerate the date of exercise of any installment, to construe the respective option agreements and the Plan, and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to in this paragraph shall be conclusive.

      4. Eligibility. The Committee may, consistent with the purposes of the Plan, grant options from time to time within ten (10) years from the date of adoption of the Plan by the Board of Directors of the Company, to
(i) key employees, including officers and directors who are employees, of the Company or any of its present or future subsidiary corporations ("Subsidiaries") and (ii) directors of the Company who are not employees of the Company or any of its Subsidiaries, and covering such number of shares of Common Stock as the Committee may determine. The aggregate fair market value (determined at the time the stock option is granted) of the shares with respect to which Incentive Stock Options may be granted under this Plan and any other incentive stock options satisfying the requirements of Section 422 of the Code granted under any other plan of the company or any of its subsidiaries (as defined in Section 424(f) of the Code) or of its parent (as defined in Section 424(e) of the Code) which are exercisable for the first time by any particular optionee during any calendar year shall not exceed $100,000. In addition, no Incentive Stock Option may be granted under the Plan if such grant, together with any other applicable grant of Incentive Stock Options under the Plan and any other incentive stock options satisfying the requirements of the Code granted under any other plan of the Company or any of its subsidiaries (as defined in Section 424(f) of the Code) or of its parent (as defined in Section 424(e) of the Code) would exceed any other applicable maximum established under the Code for incentive stock options. Individuals, including those who have been granted options under the Company's 1964 and 1968 Qualified Stock Option Plans and the Company's 1974 Amended Stock Option Plan and 1982 Amended and Restated Stock Option Plan, may receive more than one option under the Plan. If an option granted under the Plan exceeds the foregoing limitations, such option shall be deemed a Non-Qualified Stock option to the extent it exceeds such limitations. Commencing in the Company's fiscal year ending March 2, 1997, no Participant may, in any such fiscal year, receive Options relating to Shares which in the aggregate exceed the greater of (i) 50% of the total number of Shares granted pursuant to the Plan in any such year or (ii) 100,000 Shares.

      5. Option Price. The purchase price of the Common Stock under each option shall be determined by the Committee, but shall in no event be less than the fair market value of the Common Stock at the time of grant; provided, however, that if at the time an Incentive Stock Option is granted, the individual owns stock possessing more than 10% of the total combined voting power of all classes of the capital stock of the Company, of its present and future subsidiaries (as defined in Section 424(f) of the Code) or of a parent (as defined in Section 424(e) of the Code), the purchase price shall not be less than 110% of the fair market value of the Common Stock at the time of grant. Such fair market value shall be taken by the Committee as the reported closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on the New York Stock Exchange, on such other securities exchange on which the Common Stock may then be listed), on the date the option is granted, or if there is no sale of the Common Stock on that date, then on the last previous day on which such sale was reported, provided that, if the foregoing clause is inapplicable, fair market value shall be determined by the Committee and provided that, with respect to Incentive Stock Options, if such method is inconsistent with any regulations applicable to such options adopted by the Treasury Department, then the fair market value shall be determined by the Committee consistent with such regulations. For the purposes of this Plan, an individual shall be deemed to own shares which he may purchase under outstanding options and shares attributed to him under Section 424(d) of the Code or any comparable provision thereafter enacted.

      6. Term of Option. The term of each Incentive Stock Option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of granting thereof; provided, however, that if, at the time an Incentive Stock Option is granted, the individual to whom such option is granted owns stock possessing more than 10% of the total combined voting power of all classes of the capital stock of the Company, of any of its present or future subsidiaries (as defined in Section 424(f) of the Code) or of a parent (as defined in Section 424(e) of the Code), the term of the Incentive Stock Option granted to such individual shall be for a period not exceeding five (5) years from the date of grant thereof. The term of each Non-Qualified Stock Option granted pursuant to the Plan shall be for a period not exceeding ten (10) years and one (1) month from the date of grant thereof. Options shall be subject to earlier termination as hereinafter provided.

      7. Exercise or Surrender of Option. (a) General. An option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office (at the time of adoption of this Plan, located at 5 Dakota Drive, Lake Success, New York 11042), identifying the option being exercised, specifying the number of shares as to which such option is being exercised and accompanied by payment in full in cash, Common Stock or any combination thereof, of the aggregate purchase price therefor plus any required federal income tax or other withholding amount. Certificates representing the shares purchased shall be issued as promptly as practicable thereafter. The holder of an option shall not have the right of a shareholder with respect to the shares covered by his option until the date of issuance of a stock certificate to him or her for such shares. In no case may a fraction of a share be purchased or issued under the Plan.

            (b) Surrender. (1) General Rule. The Committee acting in its absolute discretion may incorporate a provision in the terms of an option to allow a holder of an option granted under this Plan to surrender his or her option in whole or in part in lieu of the exercise in whole or in part of that option on any date that:

                  (a) the fair market value of the Common Stock subject to such option (determined in accordance with Paragraph 5) exceeds the option price (determined pursuant to Paragraph
                  5) for such Common Stock; and

                  (b) the option to purchase such Common Stock is otherwise exercisable.

            (2) Procedure. The surrender of an option in whole or in part shall be effected by the delivery of the Stock Option Contract provided for in Paragraph 10 to the Committee or to its delegate together with a statement signed by the holder of an option granted under this Plan which specifies the number of shares of Common Stock as to which the holder of an option granted under this Plan surrenders his or her option and how he or she desires payment be made for such Common Shares surrendered in accordance with this Paragraph.

            (3) Payment. In exchange for his or her shares surrendered in accordance with this Paragraph a holder of an option granted under this Plan shall receive a payment in cash or in Common Stock, or in a combination of cash and Common Stock, equal in amount on the date such surrender is effected to the excess of the fair market value determined in accordance with Paragraph 5 of the Shares surrendered in accordance with this Paragraph on such date over the option price determined pursuant to Paragraph 5 for the Shares surrendered in accordance with this Paragraph (reduced by any applicable federal income tax or other withholding amount). The Committee acting in its absolute discretion may approve or disapprove the request for payment by the holder of an option granted under this Plan in whole or in part in cash and may cause such payment to be made in cash or in such combination of cash and Common Stock as the Committee deems appropriate. A request for payment only in Common Stock shall be approved and made in Common Stock to the extent payment can be made in whole shares of Common Stock and, at the Committee's discretion, in cash in lieu of any fractional share of Common Stock.

            (4) Restrictions. Any option which incorporates a provision to allow a holder thereof to surrender his or her option in whole or in part shall also incorporate such additional restrictions, if any, on the exercise or surrender of such option as the Committee deems necessary or appropriate, including restrictions to satisfy the conditions to the exemption related to such surrender rights set forth in Rule 16b-3 (or any successor exemption) promulgated under Section 16(b) of the Exchange Act.

      8. Termination of Employment. Unless otherwise provided in connection with the grant of any particular option or in the applicable Stock Option Contact, any option holder whose employment or whose service as a director has terminated for any reason other than death may exercise his option, to the extent exercisable upon the effective date of such termination, at any time within three (3) months after the date of termination, but in no event after the expiration of the term of the option, provided, however, that if his employment or service as a director shall be terminated either (i) for cause, or (ii) without the consent of the Company, said option shall (to the extent not previously exercised) terminate immediately. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or of any of the Subsidiaries or of a corporation or its parent or subsidiary issuing or assuming a stock option in a transaction to which
Section 424(a) of the Code applies. Notwithstanding the foregoing, any holder of an option whose employment or service as a director has terminated by reason of disability (as defined in Section 22(e)(3) of the Code) may exercise his option to the extent exercisable upon the effective date of such termination, at any time within one (1) year after the date of termination, but in no event after the expiration of the term of the option. In connection with the termination of employment or service as a director of any particular holder of an option, the Committee may, in its discretion, determine to permit a longer period than that specified in this Paragraph or the applicable Stock Option Contract for the exercise of all or any part of such option after such termination or to permit such option to be exercisable in whole or in part with respect to the shares as to which such option would not otherwise be exercisable at the time of such termination; provided, however, that the period for exercise of any Incentive Stock Option after termination of employment or service as a director shall not exceed the maximum period provided by the Code.

      9. Death of an Employee. If an option holder dies while he is employed by the Company or any of the Subsidiaries or serving as a director of the Company, or within three months after termination of his employment or service as a director (unless such termination was either (i) for cause, or (ii) without the consent of the Company), unless otherwise provided in connection with the grant of such option or in the applicable Stock Option Contract, the option may be exercised, to the extent exercisable on the date of his or her death, by his or her executor, administrator or other person at the time entitled by law to his rights under the option, at any time within six (6) months after death, but in no event after the expiration of the term of the option. In connection with the death of any particular holder of an option, the Committee may, in its discretion, determine to permit a longer period than that specified in this Paragraph or the applicable Stock Option Contract for the exercise of such option after such death or to permit such option to be exercisable in whole or in part with respect to the shares as to which option would not otherwise be exercisable at the time of such death; provided, however, that the period for exercise of any Incentive Stock Option after death shall not exceed the maximum period provided by the Code.

      10. Stock Option Contracts. Each option shall be evidenced by an appropriate Stock Option Contract which shall provide, among other things,
(a) that the individual agrees that he or she will remain in the employ of the Company or the Subsidiaries or as a director of the Company, at the election of the Company, for a period of at least (i) one (1) year from the date the option is granted to him or her, or (ii) such later date to which he or she is then contractually obligated to remain in the employ of the Company, (b) that in the event of the exercise of such option, unless the shares received upon exercise shall have been registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, the individual acknowledges that such shares may be "restricted securities" as defined in Rule 144 under such Act and agrees that such shares may not be sold except in compliance with applicable provisions of such Act, and (c) that in the event of any disposition of the shares of Common Stock acquired upon the exercise of an Incentive Stock Option within two (2) years from the date of grant of the option or one (1) year from the date of issuance of such shares to him or her, the individual will notify the Company thereof in writing within thirty (30) days after such disposition and will pay to the Company an amount necessary to satisfy any obligations the Company may have to withhold any taxes by reason of such disqualifying disposition. Nothing in the Plan or in any Stock Option Contract entered into pursuant hereto shall confer upon any individual any right to continue in the employ of the Company or the Subsidiaries or as a director of the Company, or interfere in any way with the right of the Company or the Subsidiaries (subject to the terms of any written employment contract) to terminate his or her employment or service as a director at any time without liability to the Company or the Subsidiaries.

      11.   Adjustments Upon changes in Common stock; Certain other Changes.
(a) Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares available under the Plan, the aggregate number and kind of shares subject to each outstanding option and the option prices provided therein shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

            (b) If a transaction occurs which is not approved, recommended or supported by a majority of the Board of Directors of the Company in actions taken prior to, and with respect to, such transaction in which any of the following occurs: (i) the Company merges or consolidates with any other corporation (other than one of the Company's wholly owned subsidiaries) and is not the surviving corporation (or survives only as the subsidiary of another corporation), (ii) the Company sells all or substantially all of its assets to any other person or entity, or (iii) the Company is dissolved, or (iv) any third person or entity (other than the trustee or committee of any qualified employee benefit plan of the Company) together with its affiliates and associates (as such terms are defined in the rules under the Exchange Act) shall be directly or indirectly, the beneficial owner (as such term is defined for purposes of Regulation 13D-G under the Exchange Act) of at least thirty percent (30%) of the voting stock of the Company, or (v) the individuals who constitute the members of Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date of adoption of this Plan by the Board of Directors whose election or nomination for election by the Company's shareholders was approved by a vote of at least eighty percent (80%) of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be, for purposes of this clause (v), considered as though such person were a member of the Incumbent Board, then within (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, sale of assets or dissolution as described in clause (i),
(ii) or (iii) of this Paragraph 11(b) or (b) thirty days after the occurrence of such change of beneficial ownership (as so defined) or Directors as described in clause (iv) or (v) of this Paragraph 11(b) with respect to all such outstanding options, irrespective of whether such options are then exercisable, shall be surrendered to the Company by each grantee of such options and such options shall thereupon be cancelled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of shares of Common Stock subject to the option held by such grantee multiplied by the amount by which (x) exceeds (y) where
(y) equals the purchase price per share of Common Stock covered by the option and (x) equals (1) the per share price offered to shareholders of the Company in any such merger, consolidation, sale or assets or dissolution transaction, (2) the price offered to shareholders of the Company in any tender offer or exchange offer whereby any such change of beneficial ownership (as so defined) or Directors takes place, or (3) the "fair market value" of the Common Stock on the date determined by the Committee (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such options if any such change of beneficial ownership or Directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate. In the event that the consideration offered to shareholders of the Company in any transaction described in this Paragraph 11(b) consists of anything other than cash, the Committee (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

            (c) Any adjustment provided for in Paragraph 11(b) above shall be subject to any required shareholder action. Notwithstanding anything to the contrary herein, no adjustment provided for in Paragraph 11(b) shall be made if such adjustment would result in a modification of any Incentive Stock Option (within the meaning of Section 424 of the Code) , or cause such Incentive Stock Option to fail to continue to qualify as an incentive stock option under section 422 of the Code.

      12. Amendments and Termination of the Plan. The Board of Directors, without further approval of the shareholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable in order that Incentive Stock Options granted hereunder meet the requirements for "incentive stock options" under the Code or any comparable provisions thereafter enacted and conform to any change in applicable law or to regulations or rulings of administrative agencies or may so amend it in any other respect not involving a substantial departure from the principles herein set forth, provided, however, that no amendment shall be effective without the approval, within twelve (12) months thereafter, of holders of a majority of the issued and outstanding shares of Common Stock of the Company which would (a) except as specified in Paragraph 11(a), change the maximum number of shares for which options may be granted under the Plan, or (b) change the eligibility requirements for individuals entitled to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his or her rights under such option.

      13. Non-Transferability of Options. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the holder thereof, only by him or her.

      14. Conditions of Exercise or Surrender. Each option shall be subject to the requirement that, if at any time the Board of Directors or the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee.

      15. Sale or Merger of the Company. If the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Common Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the options granted under this Plan, each then outstanding option at the direction and discretion of the Board of Directions may be cancelled unilaterally by the Company as of the effective date of such transaction in exchange for the same net consideration which each holder of an option granted under this Plan would have received if each such option had been exercisable in full on such date and each holder of an option granted under this Plan had exercised each such option for Common Stock under Paragraph 7 on such date and then sold such Common Stock on such date.

      16. Shareholder's Approval. This Plan shall become effective when adopted by the Board of Directors, subject to approval by a majority of the outstanding shares of stock of the Company at the annual meeting of its shareholders next succeeding such adoption, and any Non-Qualified Stock Options or Incentive Stock Options granted hereunder prior to such shareholder approval shall be conditioned thereon; provided that the date of grant of any options so granted under this Plan shall be determined as if such options had not been subject to such approval.




      17. Miscellaneous. (a) No Shareholder Rights. No holder of an option granted under this Plan shall have any rights as a shareholder of the Company as a result of the grant of an option to him or to her under this Plan or his or her exercise or surrender of such option pending the actual delivery of shares of Common Stock subject to such option to such holder.

            (b) Withholding. The exercise or surrender of any option granted under this Plan shall constitute the holder's full and complete consent to whatever action the Committee elects to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender.

[PROXY CARD]
                        PARK ELECTROCHEMICAL CORP.
          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS July 15, 1998
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby constitutes and appoints ANTHONY CHIESA, LLOYD FRANK and BRIAN E. SHORE, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the "Company") to be held at The Chase Manhattan Bank, One Chase Manhattan Plaza, New York, New York on July 15, 1998 at 10:00 o'clock A.M., New York time, and any adjournments or postponements thereof, to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present upon the following matters:

  The Board of Directors recommends a vote "FOR" proposals 1 and 2.

(1)   ELECTION OF DIRECTORS

      [   ] FOR all nominees listed below (except as marked to
the contrary below).

      [   ] WITHHOLD AUTHORITY to vote for all nominees listed
below.

                  MARK S. AIN, ANTHONY CHIESA, LLOYD FRANK,
              BRIAN E. SHORE, JERRY SHORE and E. PHILLIP SMOOT

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)
   ____________________________________________________________
(2) APPROVAL OF AMENDMENTS TO 1992 STOCK OPTION PLAN to increase the aggregate number of shares of Common Stock authorized for issuance under such Plan by 300,000 shares and to authorize the grant of stock options under such Plan to directors of the Company who are not employees of the Company.

      [   ] FOR         [  ] AGAINST            [  ] ABSTAIN

(3) The transaction of such other business as may properly come before the meeting.

      Each properly executed proxy will be voted in accordance with specifications made hereon. If no specification is made, the shares represented by this Proxy will be voted "FOR" the nominees, "FOR" the proposed amendments to the 1992 Stock Option Plan, and in the discretion of the Proxies on any other business as may properly come before the meeting.

      The undersigned hereby acknowledges receipt of the Company's 1998 Annual Report and the accompanying Notice of
Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

                              Dated:____________________, 1998

                              ________________________________

                              ________________________________
                              (Signature(s) of Shareholder(s))


                  Please date and sign exactly as name appears hereon. Executors, Administrators, Trustees, etc. must so indicate when signing. If shares are held jointly, both owners should sign.